                                                                    EXHIBIT 10.8

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                            DISTRIBUTION AGREEMENT

This DISTRIBUTION AGREEMENT ("Agreement") entered into as of April 13, 2000 ("Effective Date"), between Peregrine Systems ("Partner"), with its principal place of business at 12670 High Bluff Dr., San Diego, CA and Motive Communications, Inc. known as ("Motive"), with its principal place of business at 9211 Waterford Centre Blvd, Austin, TX 78758.

WITNESSETH:

WHEREAS, Motive is in the business of developing, marketing and supporting certain computer software products, including the Product (as hereinafter defined);

WHEREAS, Partner wishes to integrate the Product into its own product offering ("Partner System") and distribute the Product with the Partner System in the Territory (as hereinafter defined); and

WHEREAS, Partner wishes to obtain, and Motive is willing to grant Partner, a limited right to sublicense and distribute the Product (as hereinafter defined), to such Customers.

NOW, THEREFORE, in consideration of the foregoing promises and the mutual representations and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Motive and Partner, intending to be legally bound, hereby agree as follows:

Section 1 - DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings indicated below:

1.1 "Confidential Information." Any data or information, oral or written, treated as confidential that relates to either party's (or, if either party is bound to protect the confidentiality of any other person's information, such other person's) past, present, or future research, development or business activities, software, systems, pricing, or related product information, including any unannounced product(s) and service(s), or any other information marked as proprietary and/or confidential shall be deemed Confidential Information. Confidential Information shall also include the terms of this Agreement. Notwithstanding the foregoing, Confidential Information shall not be deemed to include information that (1) is publicly available or in the public domain at the time disclosed; (2) is or becomes publicly available or enters the public domain through no fault of the party receiving such information; (3) is rightfully communicated to the recipient by persons not bound by confidentiality obligations with respect thereto; (4) is already in the recipient's possession free of any confidentiality obligations with respect thereto at the time of disclosure; (5) is independently developed by the recipient; or (6) is approved for release or disclosure by the disclosing party without restriction.

1.2 "Customer." Any entity that licenses the Partner System for its own use and not for further distribution or sublicense and for which Motive has received the appropriate Royalty Fee.

1.3 "Product." The Motive software programs, as set forth in Schedule No. 1, which Partner wishes to integrate into and distribute with the Partner System.

1.4 "Documentation." The user guides, reference manuals, and other materials developed by Motive for distribution and use in combination with the Product.

1.5 "Partner System." The Partner solution offering of software and/or services that Partner licenses to its Customers.

1.5 "Territory." Unless otherwise agreed to in writing by both parties, the "Territory" granted in this Agreement is worldwide.

Section 2 - GRANT OF DISTRIBUTION RIGHT

2.1 License. Motive hereby grants to Partner, and Partner hereby accepts from Motive, a nontransferable, nonexclusive right and license to sublicense and otherwise distribute the Product and Documentation to [*].

2.2 Reserved Rights. All rights not specifically granted to Partner herein are reserved by Motive. Furthermore, all rights and title to the Product or any portion thereof including but not limited to derivative works created by either party are reserved by and remain with Motive. Motive does not convey any intellectual property rights to Partner herein.

Section 3 - PARTNER MARKETING RIGHTS AND OBLIGATIONS

3.1 Marketing and Distribution to Customers. The Product shall be distributed under and used in accordance with a Partner License Agreement that contains substantially the same protections and restrictions contained in Motive's standard license agreement, a copy of which will be provided to Partner (a copy of which is attached as Attachment A).

3.2 Promotional Efforts. Partner shall use its reasonable efforts to promote the marketing and distribution of the Product to Customers in the Territory. Partner may customize/modify the Motive marketing collateral and documentation for purposes of marketing and distributing the Product.

3.3 Product Packaging. The Product shall be packaged as a Partner product offering and shall be subject to the branding requirements, if any, set forth in Schedule No. 1.

3.4 Reports. A report shall accompany any Royalty Payment made by Partner to Motive under this Agreement. The report shall serve to provide sufficient details such as quantities, prices, etc. to explain the Royalty Payment.

3.5 Publicity. Upon execution of this Agreement Partner may issue press releases announcing the Product that will be available to Customers upon prior written consent of Motive which shall not be unreasonably withheld.

Section 4 - FEES & PAYMENT

4.1 Royalty Payments. The partner shall use its best efforts to sell the product on [*] however may also [*]. All fees for the Product, including renewals thereafter, shall be paid by Customers directly to Partner who will in turn pay a portion of those fees ("Royalty Payments") to Motive. For [*] licenses, royalty Payments shall be remitted no less than [*] days from the [*] in which the order for the Product is placed by the Customer. Royalty Payments for both [*] shall be calculated as specified in Schedule 1. For [*] licenses, royalties will be paid [*] of the [*] contract. In the event a customer [*] contract, Partner shall pay Motive a royalty on any cancellation fee charged to the customer.

4.2 Other Fees. Partner shall reimburse Motive for [*] authorized in advance by Partner in accordance with the terms specified in Schedule 1. Partner shall remit these fees within [*] days of receipt of a correct invoice from Motive.

4.3 Royalty Sales Verification. With [*] prior written notice, Partner will Provide Motive access to all necessary records required to confirm compliance with the terms and conditions set forth in this Agreement.

Section 5 - DELIVERY

5.1 Updates. Motive shall provide Partner product updates through the standard Maintenance and Support terms provided Partner is under a current Maintenance
and Support Agreement.   The Partner may distribute Product updates only to its
Customers under a current Maintenance and Support Agreement for the Product.

5.2 Delivery to Customers. The Product shall be delivered to Customers by Partner. Any professional services required by the Customer shall be performed by Partner or through its authorized channel partners.

5.3 Partner may distribute [*] copies of the Product at [*] Partner's sales and support personnel as well as Partner's channel partners.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

5.4 Partner may provide a [*] of the Product to Partner's customers [*] provided such evaluation is done under a written agreement which is no less protective than the form Partner uses to allow customers to evaluate Partners other products.

Section 6 - SUPPORT SERVICES

6.1 Maintenance. Partner will provide [*] support to Customers for the Product delivered under this Agreement. Motive agrees to provide [*] support to Partner who in turn will work directly with the Customers to resolve any Product issues and problems. For purposes of this Agreement Level I, II and II maintenance and support are defined as follows:

     Level I Support - Partner shall take initial Customer calls and work to investigate, diagnose and repair the problem or error that the Customer is experiencing based on a list of known issues.

     Level II Support - Partner support personnel shall work with Customer to provide a solution, fix, workaround, etc. to the reported problem or error in a manner consistent with its then current support and maintenance policies

     Level III Support - If Partner is unable to repair or otherwise provide a fix as specified in Level II Support, Partner shall contact a Motive support analyst and provide them with all relevant information regarding the Customer and their reported problem or error. Motive support personnel shall work to provide a solution, fix, workaround, etc. to the reported problem or error in a manner consistent with its then current support and maintenance policies. If Motive's Level III Support can not rectify the Customer problem in a reasonable timeframe, Motive shall involve their product development team and personnel as necessary to provide a solution, fix or acceptable workaround in a timeframe consistent with their then current support and maintenance policies. Unless otherwise requested by Partner, Motive shall provide all solutions, fixes, workarounds, etc. to Partner who will provide them to the Customers.

Section 7 - PRODUCT WARRANTY & LIABILITY

7.1 Scope of Warranty. Subject to the terms and conditions of this Agreement, Motive warrants that the Product will, when and as delivered to Partner, conform to their specifications in all material respects, and is free from defects in materials and workmanship.

7.2 Term of Warranty. Motive's warranty shall commence upon delivery of the Product and [*] days after receipt of the said Product by Customer. If during the term of the warranty the Product does not materially conform to its specifications, Motive shall use commercially reasonable efforts to repair or replace the defective Product in a timely manner.

7.4 Disclaimer. THE WARRANTY STATED IN THIS SECTION IS THE SOLE AND EXCLUSIVE WARRANTY PERTAINING TO THE PRODUCT OR ANY PORTION THEREOF, AND MOTIVE HEREBY DISCLAIMS ANY OTHER WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.5 Limitation of Liability. EXCEPT AS SPECIFIED IN THE SECTION ENTITLED "INDEMNIFICATION," MOTIVE SHALL NOT BE LIABLE OR OBLIGATED WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (I) ANY AMOUNTS IN EXCESS IN THE AGGREGATE OF THE FEES PAID TO IT HEREUNDER WITH RESPECT TO THE APPLICABLE SOFTWARE PROGRAM OR PROFESSIONAL SERVICES; (II) ANY COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY, SERVICES OR RIGHTS; (III) ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES; (IV) INTERRUPTION OF USE OR LOSS OR CORRUPTION OF DATA; OR (V) ANY MATTER BEYOND ITS REASONABLE CONTROL.

Section 8 - FREEDOM OF ACTION

8.1 Partner Pricing. Partner is free to determine its own prices for the Product.

8.2 Relationship of the Parties. The relationship of Motive and Partner established by this Agreement is of licensor and licensee, each to constitute an independent contractor. Nothing in this Agreement shall be construed to give either party the power to direct or control the daily activities of the other party, or to make any agreement or commitment on behalf of the other.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

Section 9.  TRADEMARKS AND INTELLECTUAL PROPERTY RIGHTS

9.1 Trademark Use During Term of Agreement. During the term of this Agreement, Partner is authorized by Motive to use its trademark in connection with Partner's rights under this Agreement. Nothing contained in this Agreement shall give Partner any interest in such trademark or the right to use the trademark with any software other than the Product subject to this Agreement.

9.2 Confidential Information. During the course of performance of this Agreement, either party (the "Disclosing Party") may disclose certain Confidential Information to the other party (the "Receiving Party"). Receiving Party shall use commercially reasonable efforts to maintain the secrecy of all such Confidential Information. Partner shall refrain from using any Confidential Information for any purpose not specifically authorized in this Agreement. All Confidential Information shall be returned or destroyed promptly upon termination or expiration of this Agreement

9.3 Motive warrants that it has the right to license any Product licensed herein. Motive also warrants that the Product does not infringe on any patent, trademark, or copyright of a third party and hereby agrees to indemnify, protect, defend, and hold Partner and Customers harmless from all claims, suits, actions, losses, damages, judgments, costs and expenses which may be sustained by Partner for an infringement of patent, trademark, trade secret, or copyright by Motive; provided that (i) Partner gives prompt written notice of any suit to Motive, and (ii) Motive shall have sole control of the defense of any action or claim and all negotiations for settlement or compromise thereof. Partner may elect to participate in any such action with an attorney of its own choice and at its own expense. In the event Partner is precluded by a court of competent jurisdiction from using or distributing Product as a result of the infringement by Motive of any patent, trademark, trade secret, or copyright of a third party, Motive may, in its reasonable discretion, (i) obtain the right to use the Product for Partner, or (ii) replace or modify the Product so that it no longer infringes, or (iii) if neither (i) or (ii) above is commercially reasonable, in Motive's reasonable discretion, then Motive may terminate the license for the affected Product with a refund of the fees paid by Partner under this Agreement.

Section 10 - TERM AND TERMINATION

10.1 Term. This Agreement will be effective as stated on Schedule 1. Upon completion of the term, the agreement may be renewed [*] by written mutual consent of Partner and Motive. In the event a material breach by either party goes uncured for thirty (30) days after receipt of written notice of breach from the non-breaching party, the non-breaching party may terminate this Agreement. Additionally either party may terminate this Agreement in the event of a substantial change in ownership of the other party.

No termination of this Agreement shall affect any licenses, including the maintenance and support obligations of Partner and Motive for a period of [*] from the date of termination. Additionally, Motive's obligation to provide updates as specified in Section 5.1 shall continue for the duration of any subscription contracts in place at the time of termination for up to [*] from the termination date and provided Partner continues to pay the annual maintenance fee per Schedule No. 1.

10.2 Consequences. Upon termination of this Agreement, Partner shall discontinue all further promotion, distribution, selling, sublicensing and marketing of the Product. Without limiting the generality of the foregoing, Partner shall cease all display, advertising, and use of all Motive names, trademarks, logos or designations.

Section 11 - GENERAL PROVISIONS

11.1 Governing Law. This Agreement, including any Schedules, shall for all purposes be deemed subject to the laws of the State of Texas, U.S.A.

11.2 Marketing Plan. The parties agree to produce a mutually agreed upon rolling six-month marketing plan on a semi-annual basis. This is an informal process that will be conducted between Partner and the Motive account team.

11.3 Motive will provide Partner with access to the Motive's Internet forum and/or Motive's Internet home page. Motive will use this forum to disseminate technical, marketing and channel information.

11.4 The parties agree that Peregrine will participate in Motive's beta programs.


* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

11.5 Severability; Waiver. In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect, such enforceability shall not affect any other provision of this Agreement, and this Agreement shall then be construed as if such unenforceable provision(s) had never been contained herein. No term or provision hereof shall be deemed waived and no breach consented to unless such waiver or consent shall be in writing and signed by both parties.

11.6 Assignment. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign this Agreement without the prior express written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either party may, without the consent of the other party, assign its rights and obligations hereunder to a majority owned (fifty-one percent or greater) an affiliate, or to a successor in interest or to a purchaser of all or substantially all of its assets or of the assets of that portion of such party's business as to which this Agreement pertains provided such successor is not a competitor of Partner.

11.7 Notice. Any notice or other communication required or permitted herein shall be given in writing to the other party at such address as shall be given by either party to the other in writing. Such notice shall be deemed to have been given when (i) delivered personally, (ii) sent via certified mail (return receipt requested) (iii) sent via cable, telegram, telex, telecopier, fax (all with confirmation of receipt), or (iv) by recognized air courier service.

11.8 Entire Agreement. The Agreement and the applicable Schedules constitute the entire agreement between the parties and will become binding upon Motive when signed by an authorized representative. Neither party shall be bound by any additional provisions that may appear in a purchase order, acknowledgement of the purchase order, or any other communication between Partner and Motive. This Agreement or any Schedule may not be modified, except by a written addendum signed by duly authorized representatives of both parties.

11.9 Compliance with Laws. Partner shall comply with all applicable international, federal, state and local laws and regulations in performing its duties herein and in any of its dealings with respect to the Product. Additionally, Partner agrees to comply with any applicable U.S. laws, regulations, rulings and executive orders on exportation (including without limitation the export and destination control regulations of the United States Commerce and State Departments and the anti-boycott regulations of the United States Commerce and Treasury Departments) and with all applicable laws on import of software and technology.

11.10 Force Majeure. Neither party shall be responsible for any failure to perform due to unforeseen circumstances or to causes beyond either party's reasonable control, including but not limited to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, or shortages of transportation, facilities, fuel, energy, labor, or materials. In the event of any such delay, either party may defer the delivery date for a period equal to the time of such delay.

11.11 Survival. The provisions of Section 7, Section 9 and Section 10 shall survive termination of this Agreement.

BY SIGNING BELOW, BOTH PARTIES AGREE TO ALL THE TERMS AND CONDITIONS SET FORTH HEREIN.

Agreed and Accepted By:                Agreed and Accepted By:
Motive Corporation                     Peregrine Systems, Inc.

Signature: /s/ Pat Motola              Signature: /s/ D.S. Powanda
           -----------------------                ------------------------------
Name:      Pat Motola                  Name:      D.S. Powanda
           -----------------------                ------------------------------
Title:     CFO, VP                     Title:     EVP Operations
           -----------------------                ------------------------------
Date:      April 13, 2000              Date:      April 13, 2000
           -----------------------                ------------------------------

                           PURCHASING SCHEDULE NO. 1

                             DATED APRIL 13, 2000

     This Purchasing Schedule No. 1 ("Schedule") documents the product licenses and services being purchased by Peregrine under the terms and conditions of the License Agreement dated April 13, 2000, between Motive Communications, Inc., a Delaware corporation with an office at 9211 Waterford Centre Blvd, Suite 100, Austin, TX 78758 and Peregrine Systems, Inc. ("Peregrine").

1.   OVERVIEW

     In accordance with this Schedule, Motive will license its Motive OEM Concentrator (or subsequent name for the same product), Integration Server and Support Tuner (herein after "Product") as described in Attachment B to Peregrine for the sole purpose of Peregrine integrating the Product into its own product offering and sublicensing and distributing to Peregrine's Customers. Peregrine will only use the Integration Server and Support Tuner for use with a properly licensed OEM Concentrator.

2.   SCHEDULE VALUE

     The total minimum value of this Schedule is [*] plus the ActiveLink Premium Service fee and, with respect to perpetual licenses under Section 5B, any applicable fees for maintenance. All fees exclude applicable taxes.

3.   PAYMENT COMMITMENT

     Peregrine will pay Motive royalty fees, as outlined in this Schedule, at the minimum of:

     Year                      Minimum Payment Amount
     ----                      ----------------------
     [*]                              [*]

4.   TERM

     a) The term of this Schedule ("Term") shall begin either a) July 1, 2000 if Motive delivers the Product and [*] on or before August 15, 2000 or b) October 1, 2000 if Motive delivers the Product and [*] between August 15, 2000 and October 1, 2000 and [*] thereafter. Motive currently projects that the Product and Peregrine [*] will be delivered on or before August 30, 2000. If the Product and Peregrine [*] are not delivered by October 2, 2000, the start date will be January 1, 2001

     b) During the first [*] years of the Term, Peregrine may sublicense Products to Customers on a subscription or perpetual license basis (hereinafter called "Selling Term"). At the conclusion of the Selling Term, Peregrine will cease selling or deploying Products to any new customers or increase the number of licenses sold to existing Customers.

     c) During the full [*] year Term, Peregrine may continue to use the Products and support the Products licensed to Customers. During the latter [*] years of the Term, Peregrine shall have the right to continue to collect subscription revenue for any subscriptions sub-licensed during the Selling Term. At the conclusion of the Term, Peregrine and Peregrine subscription Customers will discontinue using the Products and accessing ActiveLink or using any Support Components downloaded from ActiveLink. Customers with perpetual licenses may at this time procure maintenance and support directly from Motive for an additional maintenance fee. Customers with subscription licenses may at this time and at their discretion renew their licenses with Motive.

5.   LICENSE MODEL AND FEES

The Products may be licensed to Customers on a subscription or perpetual basis. It is agreed by both parties that the primary licensing model is a subscription model and the Product may be licensed on a perpetual basis as required.

A.   Subscription License based Pricing Model:

The Product and Services licensed on an annual subscription basis are based on the number of [*] who have access to the Products. Included in the annual subscription fee is:

 . [*] license for [*] Product infrastructure components (the Motive Support
  Tuner and Motive Integration Server) required to support number of licensed users.

 . Product updates and enhancements

 . Premium ActiveLink Premium Service (provided Peregrine has elected and paid for the Motive ActiveLink Premium Service)

 . Each Customer subscription term will not be less than a [*] term.

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

 . Customer may not cancel a subscription during the initial [*] term.

 . After the [*] Customer subscription term, Peregrine shall pay Motive a royalty on any cancellation fees per the terms of the Discount Schedule in Section 5C.

                                      OEM Concentrator Subscription Fee Model

                                      [*]

Annual Subscription Fee               [*]

B.   Perpetual License based Pricing Model

The Product can also be licensed on a Perpetual License Model as well. The Perpetual License covers only the Product and all additional services are licensed separately on an [*] basis.

                                      OEM Concentrator Perpetual License Fee
                                      Model

                                      [*]

Perpetual License Fee                 [*]

[*] Basic Level III Maintenance &     [*]
     Support Plus Product Upgrades

C.   Discount Schedule:

A minimum [*] commitment is required to qualify for the OEM Program and Product Fee discounts (subscription and perpetual license fees) are based on [*] volumes. All fees are net Product Fees to Motive and Annual Subscription Fees are paid [*].

To qualify for a discount level, a [*] of the [*] Minimum is required. Once the [*] Product Fee Net amount has been meet for a discount level during the [*] Term, all [*] during the remainder of the [*] Term shall be at the new discount level. At the beginning of the next year, the discount level will start at the level the previous year ended and continue to build to the next level. A Product Fee [*] can be made any time during the [*] Term.

Level       [*] Product Fee           [*]            Prepayment
                   Net

[*]                [*]                [*]                [*]

D.   Initiation Schedule:

     "Initiation" is the start of the [*] term for a Customer license. Peregrine must initiate Customer subcription licenses or buy perpetual licenses per the following schedule:

                                    Minimum License Fee    Minimum License Fee

     Year  Period  Amount  Period  Amount
     ----  ------  ------  ------  ------

     [*]    [*]      [*]     [*]    [*]

E. In the event that Peregrine exceeds the minimum fee for a given year, the excess shall be counted toward the minimum fee for the subsequent year.

6.   ROYALTY PAYMENTS

Royalty Report and Payment. On a [*] basis Peregrine shall provide Motive with a [*] Report accompanied by payment. This report will include standard field requirements like Customer Company Name, Address, Part Number, and Serial Number with a statement detailing how much of the [*] have been consumed or what new amount is owed to Motive. [*] reports and the accompanying payment will be sent to Motive by the [*] of the [*] following the [*] in which the Product

* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

was shipped or subscriptions were charged. If at the end of each Year [*], Peregrine's royalty payments have not met the minimum amounts outlined in the
Section 5 Peregrine will immediately pay Motive any delta balance up to the committed payment amounts. During Years [*] of the Term, Peregrine will continue remitting royalty and maintenance payments to Motive on a [*] basis.

7.   ACTIVELINK PREMIUM SUBSCRIPTION SERVICES

During the Term, Motive will provide Peregrine access to Motive's ActiveLink's Premium Service, and its content updates for use and distribution to its customers. If elected, the [*] to be paid by Peregrine for this service is [*].

8.   MAINTENANCE SERVICES

Motive shall provide Peregrine a primary contact to the Motive service organization for escalation of problems on a [*] basis. Peregrine will have the option to use the Motive technology to support its products sold to Customers and for Peregrine's for [*]. Peregrine's [*] during the Term will be limited to a maximum of [*]. The [*] fee for this maintenance and support service is [*]. For payment of this [*] maintenance fee, Peregrine shall also receive Product updates and enhancements for [*].

9.   SERVICES

Motive will provide Peregrine the following services.

a) Motive will provide Peregrine the following Professional Services for [*] for reimbursement of [*] to build a Peregrine adapter (the adapter which integrates the Product to Peregrines product offering):

     . [*] of Professional Services resources (which equals [*]. One man day is defined as one person for an 8-hour day)

     . Additional [*] days increments of Professional Services may be purchased for [*] to solely support the Peregrine [*].

b) Motive will provide Peregrine the following Implementation Support and Training service for [*] for reimbursement of [*]:

     . [*] of implementation support and training (which equals [*].[*] consist of [*] and [*]). One man day is defined as one person for an 8-hour day.

     . Additional [*] for implementation support and training may be purchased for [*] plus [*]

10.  SALES SUPPORT

During the first [*] of the Term, Motive will provide the following [*] sales support resources for relationship management, sales training, pre sales technical support and sales support. These resources will be both domestic and international (Europe). Peregrine will reimburse Motive for reasonable travel and living expenses incurred in providing the sales support services.

 . [*]

 . During the [*], Motive will promote cooperation with Partner's sales force.
  Motive account executives shall be compensated based upon [*] for any sales made by Peregrine into an Account Executive target account list.

11.  IMPLEMENTATION SUPPORT AND TRAINING SERVICES

During the first [*] following general availability of the [*], Motive shall provide Peregrine an identified consulting service resource in both North America and Europe [*] to assist Peregrine in developing [*]. To assist in the training and ramp up of Peregrine's personnel resources, as part of the partnership Motive shall provide at no charge:

 . Up to [*] per year in the Motive [*] Program. This is an extensive [*] program for consultants and implementation specialists

 . [*] people per year in [*] Program


* Certain confidential information on this page has been ommitted and filed separately with the Securities and Exchange Commission.

 . [*] days per year of on-site sales training

 . Motive shall make available to Peregrine its best practices models and training materials for use in developing Peregrine's implementation best practices training programs.

12.  MARKETING SCOPE

Motive will assist Peregrine in the following areas:

 . [*]

Motive will make available to [*] for reprint, customization, and distribution. Motive and Peregrine will work together on a case-by-case basis on marketing and PR activities to drive sales revenue and market awareness. Such activities are anticipated to include [*], partner and customer [*], participation at each other's [*], and [*] to each other's web sites.

13.  REFERENCE ACCOUNT

In consideration of the favorable pricing and terms provided to Peregrine under this Schedule, Peregrine agrees to the release of an individual press announcement that Peregrine has licensed Motive technology to deliver internet based technical support for Peregrine's products. Additionally, a Peregrine spokesperson will speak to news reporters and industry analysts in conjunction with said release. Such press release will be coordinated with Peregrine and shall be subject to its prior approval that shall not be unreasonably withheld.

14.  PRODUCT INTEGRATION

Following the execution of this agreement, he parties shall work together to define the specific requirements of building a [*] to integrate the Product with the Peregrine product offering. A preliminary description of the [*] is provided in Attachment B.

15.  PRICE ADJUSTMENTS

All Product pricing is based on Motives [*]. If during [*] the Motive [*] for the Products [*] Schedule for future purchases may be adjusted by applying the discounts stated herein to the [*].

Peregrine, by its execution hereof, orders and purchases for delivery, under the terms and conditions of the Agreement, the Licensed Product(s) and Support Services provided in accordance with this Schedule.

Peregrine Systems, Inc. ("Peregrine")   Motive Communications, Inc. ("Motive")
-----------------------                 ---------------------------

By: /s/ D.S. Powanda                    By: /s/  Pat Motola
    ---------------------------------       ------------------------------------
Printed Name: D.S. Powanda              Printed Name: Pat Motola
              -----------------------                 --------------------------
Title: EVP Operations                   Title: CFO, VP
       ------------------------------          ---------------------------------
Date: 4/13/00                           Date: 4/13/2000
      -------------------------------         ----------------------------------


* Certain confidential information on this page has been omitted and filed separately with the Securities and Exchange Commission.

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